UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

FLOTEK INDUSTRIES, INC.

Delaware (State or Other Jurisdiction of Incorporation)

001-13270 (Commission File Number)

90-0023731 (IRS Employer Identification Number)

7030 Empire Central Drive, Houston, Texas (Address of Principal Executive Offices)

77040 (Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 849-9911

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Effective December 15, 2006, Dr. Glenn Penny resigned as President and a director of the Company.

(c) As a result of Dr. Penny’s resignation, the Company’s Chief Executive Officer, Jerry D. Dumas Sr., assumed the role of President effective December 15, 2006.

Mr. Dumas has served as Chief Executive Officer and Chairman of the Board of the Company since 1998. As disclosed in the Company’s proxy statement for 2006, the Company has had the following related party transactions with Mr. Dumas in the past two years:

- The Company purchased from Phoenix E&P Technology, LLC (“Phoenix”), the manufacturing assets, inventory and intellectual property rights to produce oilfield shale shaker screens on January 28, 2005. Phoenix is 75% owned by Chisholm Energy Partners (“CEP”). Mr. Dumas has a two and one-half percent indirect ownership interest in CEP.

- On February 11, 2003, Mr. Dumas made a short-term loan to the Company for $135,000 to cover operating cash flow requirements. This note bore interest at 6% annually. This note was paid down to $95,000 as of September 9, 2003, and refinanced as of that date with a $10,000 principal payment due October 31, 2003 and monthly payments of $5,000 due until the note was paid in full, bearing interest at 10% per annum. As of April 5, 2005, this note was paid in full. Additional demand notes from Mr. Dumas totaling $71,068 and bearing interest at 10% per annum were also paid in full in June, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 21, 2006 /s/ Lisa B.Meier Lisa Bromiley Meier Chief Financial Officer